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EXHIBIT 11

                                  OUTPOST.COM

                         Computation of Loss per Share
                     (In thousands, except per share data)
                                  (Unaudited)

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                                                                          Three Months Ended
                                                                               May 31,
                                                                               -------
                                                                           2000          1999
                                                                           ----          ----
Basic and diluted:
   Net loss............................................................   $(7,365)      $(8,855)
                                                                          =======       =======
   Basic and diluted weighted average shares outstanding...............    28,014        23,024
                                                                          =======       =======
    Basic and diluted loss per share...................................   $ (0.26)      $ (0.38)
                                                                          =======       =======
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